Exhibit 8.1

LIST OF SUBSIDIARIES OF GENESIS LEASE LIMITED (UNAUDITED)

Entity	Direct parent	Jurisdiction
Genesis Lease Limited (‘‘GLS’’)	—	Bermuda
Genesis Funding Limited (‘‘GFL’’)	GLS	Bermuda
Genesis Acquisition Limited (‘‘GAL’’)	GLS	Bermuda
GLS Atlantic Alpha Limited (‘‘GLS Atlantic’’)	GLS	Bermuda
Westpark 1 Aircraft Leasing Limited	GLS	Bermuda
GLS Norway Alpha AS	GLS Atlantic	Norway
Genesis Ireland Aviation Trading 1 Limited	GFL	Ireland
Genesis Ireland Aviation Trading 2 Limited	GFL	Ireland
Genesis Ireland Aviation Trading 3 Limited	GFL	Ireland
Genesis Ireland Aviation Trading 4 Limited	GFL	Ireland
Genesis Funding France 1 SARL	GFL	France
Genesis Funding France 2 SARL	GFL	France
Genesis Funding Sweden I AB	GFL	Sweden
Genesis Leasing USA Inc	GFL	USA
GFL Aircraft Leasing Netherlands BV	GFL	Netherlands
Genesis Funding Norway 1 AS	GFL	Norway
Genesis China Leasing 1 Limited	GFL	Bermuda
Genesis China Leasing 2 Limited	GFL	Bermuda
Ross Leasing Limited	GAL	Bermuda
Lare Leasing Limited	GAL	Bermuda
Roselawn Leasing Limited	GAL	Bermuda
Cratloe Leasing Limited	GAL	Bermuda
Salthill Leasing Limited	GAL	Bermuda
Castletroy Leasing Limited	GAL	Ireland